Exhibit 99

FOR IMMEDIATE RELEASE

3M Reaffirms Commitment to Investing for Long-Term, Sustainable Growth

—Company Also Comments on Second Quarter Sales Trends—

ST. PAUL, Minn. — June 28, 2010 — At an institutional investor and analyst meeting tomorrow at the company’s Cynthiana, Kentucky manufacturing facility, 3M chairman, president and CEO George Buckley will reiterate the company’s commitment to investing in its core businesses to accelerate sales growth. He will cite a number of factors contributing to faster growth including new products and continued strong demand in emerging economies.

Buckley will also report that second quarter 2010 sales are projected to be in the range of $6.6 billion to $6.75 billion, reflecting an estimated 16 to 18 percent growth in organic sales volumes versus the second quarter of 2009. Total-dollar sales are expected to rise between 4 and 6 percent versus first quarter of 2010. 3M will report its complete second quarter results and 2010 full-year outlook on July 22, 2010.

In addition, Joe Harlan, executive vice president of 3M’s Consumer and Office Business, will describe ongoing actions to accelerate sales to 3M’s retail customers around the world, including investments in brand building, new products and international markets. 3M’s Consumer and Office Business is home to a number of coveted, category-defining brands such as Post-it®, Scotch®, Filtrete™ and Scotch Brite™.

The company will conduct a webcast of this conference tomorrow morning at 9:15 a.m. Eastern Time and ending at approximately 11:00 a.m. Eastern Time. Investors can access the webcast, along with related charts and materials, at http://investor.3M.com.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended

December 31, 2009 and its subsequent Quarterly Reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

A recognized leader in research and development, 3M produces thousands of innovative products for dozens of diverse markets. 3M’s core strength is applying its more than 40 distinct technology platforms — often in combination — to a wide array of customer needs. With $23 billion in sales, 3M employs 75,000 people worldwide and has operations in more than 65 countries.

Media Contact:

Jacqueline Berry

3M

(651) 733-3611

Donna Fleming Runyon

3M

(651) 736-7646

Investor Contacts:

Matt Ginter

3M

(651) 733-8206

Bruce Jermeland

3M

(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000